Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Forms S-1 [File Nos. 333-288594, 333-284029, 333-275410, 333-268700], on Forms S-3 [File No. 333-294503], on Form S-4 [File Nos. 333-297234], and on Forms S-8 [File Nos. 333-292003, 333-283951, 333-276212] of our report dated September 9, 2026, with respect to the consolidated financial statements of InMed Pharmaceuticals, Inc. included in this Annual Report on Form 10-K for the year ended June 30, 2026.

/s/ CBIZ CPAs P.C.

New York, NY

September 9, 2026